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                                                                EXHIBIT 10.7


NATIONAL RADIO SALES


MASTER REPRESENTATION AGREEMENT


CABALLERO SPANISH MEDIA, L.L.C.



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NATIONAL RADIO SALES REPRESENTATION AGREEMENT


THIS AGREEMENT made and entered into in New York, this 3rd day of February, 1997, between Caballero Spanish Media, L.L.C. ("REPRESENTATIVE") and Spanish Broadcasting System ("SBS").

W I T N E S S E T H :

WHEREAS, SBS owns and operates radio stations and wishes to retain Representative as its exclusive representative for the sale of national radio broadcast advertising time for such stations; and

WHEREAS, Representative wishes to act as such exclusive Representative;

NOW, the parties agree as follows:

1. Term. Subject to the terms and conditions of this Agreement the term shall be effective as of December 30, 1996 and shall continue for an initial period of seven years (the "Term"). After the sixth anniversary of the Agreement, the Term shall continue except that either party may terminate this Agreement with written notice to the other. Such termination shall take effect 12 months after receipt of such written notice.

2.  Exclusive Representation.

(a) Appointment. SBS appoints Representative, and Representative agrees to serve as the exclusive national representative for the sale of radio broadcast advertising time ("Time") for: each of the radio stations listed on Schedule A which are all of the radio stations currently owned or operated by SBS or any of its subsidiaries or affiliates or are pending acquisitions currently under contract.

(b) Station Agreements. As promptly as possible after the execution of this Agreement, each of the current Stations shall execute and deliver to Representative a National Radio Sales Representation Agreement substantially in the form attached as Schedule B (a "Station Contract"). SBS shall be jointly and severally liable with each Station for such Station's obligations under its Station Contract. If at any time an entity becomes a Station pursuant to Section 2(f), it promptly shall execute and deliver to Representative a Station Contract.

(c) (i) Local Areas. As exclusive national representative for each Station, Representative shall sell Time for such station to parties located anywhere outside of the local area specified for such Station in Schedule A or in its Station Contract (a "Local Area"). A party with locations both within and outside of the Local Area shall, nevertheless, be considered to be outside of the Local Area if the point of origin of its orders for the Time is outside of the Local Area or if the invoice is to be sent to an office outside the Local Area.





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(ii) Certain Accounts. For purposes of this Agreement concert promotions,
Fonovisa, trade (barter) accounts currently handled directly by Stations, and advertising placed by any or another general market national or regional network shall be excluded from National Orders. It is further agreed that all beer accounts emanating from outside the MSA for each Station shall be included as National Orders and Representative shall be compensated at a rate of 7.5% of net on all beer orders.

(d) Exclusivity. During the Term, (i) except for those stations already under contract for representations or unless waived by the President of SBS, Representative shall not represent any other Spanish language radio station located within the Local Area of any Station and (ii) neither SBS nor any of the Stations shall retain or employ any third party to represent any Station in the sale of Time to parties located outside of the Local Area for such Station. SBS and/or each Station shall promptly advise trade publications, national advertisers, and advertising agencies that Representative is the exclusive national representative for such Station. It is also agreed that Representative may also so inform such parties and, generally, may refer to its exclusive national representation of SBS and each Station in its advertising and promotional materials and activities. Each Station shall make references to Representative in its listing in Standard Rate and Data Service (if customary), on its rate cards and in all other advertising or promotional material for Station when appropriate.

(e) Non-Circumvention. If any advertiser, individual, buying service or agency outside of the Local Area of any Station contacts such Station or SBS, directly or indirectly through a third party, for the purpose of buying Time on such Station directly or through a third party, SBS or such Station shall promptly inform Representative of such fact and shall notify the advertiser, buying service or agency that the advertising schedule be placed through Representative at the same rates on the same terms and conditions as are normally available directly from such Station. Nevertheless, if any order for national Time is actually placed other than through the Representative, the Station involved shall pay Representative commissions on such order in accordance with Section 4.

(f) Right of First Refusal. If, during the Term, SBS acquires a controlling interest in, or the right to operate, any other radio station or radio network, SBS shall promptly notify Representative of such fact and Representative shall have a right of first refusal to enter into an exclusive representation agreement therewith. In accordance with industry practice, such representation may require a "buyout" of existing representation.

3. Cooperation. SBS and Representative agree to cooperate with each other to the extent necessary in order to permit each other to perform duties under this Agreement and, in this regard, to supply the other from time to time with all current information relating to each other's activities.


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4.  Commissions.

(a) General. Each Station shall pay commissions to Representative in accordance with this Section 4 on all Time orders obtained by Station during the Term from parties located outside of the Local Area for such Station ("National Orders"), whether or not obtained by or through Representative. A Station's obligation to pay commissions shall be in effect for the full duration of any National Order, even if such duration extends beyond the Term. For purposes of this Agreement, National Order is defined in National Time Sales collected. See Addendum No. 1, letter dated February 11, 1997 from Joseph Garcia to Debbie Schwartz.

(b)  Commission Rates.

(i) The base commissions payable to Representative shall be at a rate of 15% of each Station's net (that is, the Station's gross less customary agency commissions) on all National Orders.

(ii) If, in any year, National Orders (for SBS Stations in the aggregate) exceed the previous year's National Orders by an amount in excess of 12.5%, then Representative will be paid commissions at a rate of 17.5% (applicable to all National Orders scheduled to be broadcast in that year).

(iii) If, in any year, National Orders (for SBS Stations in the aggregate) exceed the previous year's National Orders by an amount in excess of 17.5%, then Representative will be paid commissions at a rate of 20% (applicable to all National Orders scheduled to be broadcast in that year).

(c) Monthly Statements. Each Station shall furnish Representative, on or before the 15th day of each month during the Term (and thereafter to the extent that commissions are payable pursuant to the second sentence of Section 4(a)), with a statement in reasonable detail of its gross and net on all National Orders (by national advertisers) during the immediately preceding month.

(d) Payments. During the Term (and thereafter to the extent that commissions are payable pursuant to the second sentence to Section 4(a)), each Station shall, within twenty (20) days of the end of each calendar month, pay to the Representative all commissions owed by it to Representative for that month. SBS shall be jointly and severally liable with each Station for the commissions payable to Representative by such Station.

(e) No Liability; Payment Forwarding; Offset. It is understood that the Representative shall be acting strictly as an agent, and not as a principal or guarantor, under this Agreement. Accordingly, Representative shall have no liability to SBS or any Station for any payments or other obligation due any advertiser, advertising agency, media buyer or other party, including, without limitation, any with respect to any unwired network orders. If Representative receives from any party payment for any Station's broadcasts, Representative shall forward payment to the Station, provided, however, that if any amounts payable to Representative pursuant to this Section 4 are then past due, Representative shall have the right to withhold payment to Station of


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any such payment received, including any unwired network monies, to the extent of the amounts then owed Representative, and to apply such amounts to the payment of the commissions owed Representative.

5. Prior Representatives. SBS shall indemnify, defend and hold harmless Representative and its officers, directors, employees, agents and shareholders from and against any loss, liability, cost or expense, including, without limitation, reasonable attorneys' fees and disbursements, which any of them may suffer or incur in connection with any claim, action, suit or proceeding brought by any prior representative or other third party which provided any services to SBS or any Station comparable to those to be performed by Representative hereunder (a "prior representative") arising from the (i) termination or breach of any contract or understanding between SBS or any Station and any such prior representative or (ii) the execution or performance of this Agreement.

6.  Certain Remedies of Representatives.

(a) Transfer of a Station. If SBS or any Station sells all or substantially all of the assets or business of any Station or, through the sale of securities, merger or any other transaction, transfers the ownership or control of any Station to any party (a "transferee") other than SBS or one of its controlled subsidiaries:

(i) The transferee shall execute and deliver to Representative a written instrument satisfactory to Representative by which the transferee shall assume all of the obligations of SBS and such Station under this Agreement with respect to the such Station or

(ii) SBS and/or such Station shall pay to Representative an amount equal to (A) the average monthly commissions earned by Representative hereunder during the 12 complete broadcast calendar months preceding such transfer (or if Representative has not yet represented such Station for a full 12 broadcast calendar month, applicable prior national gross billing shall be used to derive average monthly commissions) multiplied by (B) the number of broadcast calendar months then remaining in the Term and any applicable notice period, plus two months. On receipt by Representative of such payment, this Agreement shall terminate and be of no further force or effect with respect to such Station.

(b) Liquidated Damages for Breach. The parties agree that the Representative's agreement to provide the representation services contemplated by this Agreement shall involve a commitment of its resources that will not be economically feasible should SBS or any of the Stations fail to perform their obligations under this Agreement. The parties also agree that any such failure by SBS or any Station would cause damages to Representative that would be difficult to determine accurately. Therefore, with the intention of providing a fair and reasonable formula to calculate such damages in an amount which would not be disproportionate to the presumed loss, it is agreed that, if SBS or any Station breaches this Agreement, SBS and such Station shall pay to Representative as liquidated damages, and not as a penalty, an amount equal to (A) the average monthly commissions earned by Representative hereunder during the 12 complete broadcast


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calendar months preceding such breach (or if Representative has not yet represented such Station for a full 12 broadcast calendar months, applicable prior national gross billing shall be used to derive average monthly commissions), multiplied by (B) the number of calendar months then remaining in the Term and any applicable notice period, plus two months. On receipt by Representative of such payment, this Agreement shall terminate and be of no further force or effect.

(c) Payment of Accrued Commissions and Costs. The termination of this Agreement for any reason shall not affect the obligation of SBS and the Stations or Representative to pay all commissions or monies owed or accrued through the date of termination in accordance with the payment terms set forth in this Agreement. If any party is required to take any steps, including, without limitation, the institution of any action, suit or proceeding, to collect any amounts owed to it under this Agreement, the prevailing party shall be entitled to costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred in connection with such steps.

7.  Arbitration.

(a) General. Any controversy or claim between SBS and Representative arising out of or relating to this Agreement shall be finally resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in New York, New York. The parties further agree that (i) the arbitrators shall be empowered to include arbitration costs and attorney fees in the award to the prevailing party in such proceedings and (ii) the award in such proceedings shall be final and binding on the parties. The arbitrators shall apply the law of the State of New York, exclusive of conflicts of laws principles, to any dispute. Judgment on the arbitrators' award may be entered in any court having the requisite jurisdiction. Nothing in this Agreement shall require the arbitration of disputes between the parties that arise from actions, suits or proceedings instituted by third parties.

(b) Consent to Jurisdiction; Service of Process. Each party irrevocably submits to the jurisdictions and venues of the arbitration described in section 9(a) and to the jurisdiction and venue of federal and state courts sitting in New York, New York, for the enforcement of any judgment on the arbitrators' award and waives any objection it may have with respect to the jurisdiction of such arbitration or courts or the inconvenience of such forums or venues. Representative appoints Messrs. Christy & Viener, 620 Fifth Avenue, New York, New York 10020, U.S.A., Attention: Laurence S. Markowitz, Esq. and SBS appoints Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York
10022, Attention:              , Esq. as their respective attorney-in-fact and
authorized agents solely to receive on their behalf, service of any demands for, or any notice with respect to, arbitration hereunder or any service of process. Service on either of such attorneys-in-fact may be made by registered or certified mail or by personal delivery, in any case return receipt requested, and shall be effective as service on Representative and SBS, as the case may be. Nothing herein shall be deemed to affect any right to service any such demand, notice or process in any other manner permitted under applicable law.


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8.  Miscellaneous.

(a) Entire Agreement; Amendments; No Waivers. This Agreement, together with Schedules A and B and each Station Contract, sets forth the entire understanding of the parties with respect to its subject matter and merges and supersedes all prior and contemporaneous understandings of the parties with respect to its subject matter. No provision of this Agreement may be waived or modified, in whole or in part, except by a writing signed by each of the parties. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such or any other provision. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.

(b) Communications. All notices, consents and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given
(a) when delivered by hand or by Federal Express or a similar overnight courier to, (b) five days after being deposited in any United States Post Office enclosed in a postage paid, registered or certified mail envelope addressed to, or (c) when successfully transmitted by facsimile (with a confirming copy of such communication to be sent as provided in (a) or (b) above) to, the party for whom intended, at the address or facsimile number for such party set forth below, or to such other address or facsimile as may be furnished by such party by notice in the manner provided herein; provided, however, that any notice of change of address or facsimile number shall be effective only upon receipt.

If to Representative:

Caballero Spanish Media, L.L.C.
261 Madison Avenue
New York, New York  10016
Attention:  Eduardo Caballero, Chairman
Telecopier Number:  (212) 697-5934

If to SBS:

Spanish Broadcasting System
26 West 56th Street
New York, New York  10019
Attention:  Raul Alarcon, President
Telecopier Number:  (212) 541-6904

(c) Successors and Assigns. This Agreement shall be binding on, enforceable against and inure to the benefit of, the parties and their respective successors and assigns and nothing herein is intended to confer any right, remedy or benefit upon any other person.


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(d) Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York. Applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

(e) Severability. If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall be affected thereby, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

(f) Non-Agency. For all purposes of this Agreement, each party shall be an independent contractor, and not an agent, partner, or joint venturer of the other.

(g) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and of the same instrument.

(h) Construction. Headings used in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References to Sections and Schedules are to sections and schedules of this Agreement. As used herein, the singular includes the plural and the masculine, feminine and neuter gender each includes the others where the context so indicates.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SPANISH BROADCASTING SYSTEM


By: /s/ Raul Alarcon, Jr.
Its: President and Chief Executive Officer

CABALLERO SPANISH MEDIA, L.L.C.


By: /s/ Ralph Gold
Its:




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SCHEDULE A


SBS Stations:

CALL LETTERS  MARKET

WPAT-FM  New York, NY
WSKQ-FM  New York, NY
WXLX-AM  New York, NY
KLAX-FM  Los Angeles, CA
KXMG-FM  Los Angeles, CA
WCMQ-AM  Miami, FL
WCMQ-FM  Miami, FL
WSKP-FM  Key West, FL
WZMQ-FM  Key Largo, FL

Additional Pending Stations which have no national representative:

WYSY-FM  Chicago, IL
WRMA-FM  Miami, FL
WXDJ-FM  Miami, FL


The Local Area for each Station shall be its Metropolitan Survey Area ("MSA" or "Metro") as defined by Arbitron.



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SCHEDULE B


NATIONAL RADIO SALES REPRESENTATION AGREEMENT


THIS AGREEMENT made and entered into in New York, this ___ day of _______, 1997, between Caballero Spanish Media, L.L.C. ("REPRESENTATIVE") and Spanish Broadcasting System, Inc. ("SBS"), owner, licensee and operator of radio station _________ ("Station").

W I T N E S S E T H :

WHEREAS, SBS owns and operates radio stations (collectively, the "Station Group") and wishes to retain Representative as its exclusive representative for the sale of national radio broadcast advertising time for such Station Group; and

WHEREAS, Representative wishes to act as such exclusive Representative;

NOW, the parties agree as follows:

1. Term. Subject to the terms and conditions of this Agreement the term shall be effective as of December 30, 1996 and shall continue for an initial period of seven years (the "Term"). After the sixth anniversary of the Agreement, the Term shall continue except that either party may terminate this Agreement with written notice to the other. Such termination shall take effect 12 months after receipt of such written notice.

2.  Exclusive Representation.

(a) Appointment. SBS appoints Representative, and Representative agrees to serve as the exclusive national representative for the sale of radio broadcast advertising time ("Time") for Station.

(b) (i) Local Areas. As exclusive national representative for Station, Representative shall sell Time for Station to parties located anywhere outside of the Metropolitan Survey Area ("MSA" or "Metro") as defined by Arbitron of Station (the "Local Area"). A party with locations both within and outside of the Local Area shall, nevertheless, be considered to be outside of the Local Area if the point of origin of its orders for the Time is outside of the Local Area or if the invoice is to be sent to an office outside the Local Area.

(ii) Certain Accounts. For purposes of this Agreement concert promotions, Fonovisa, trade (barter) accounts currently handled directly by Stations, and advertising placed by any or another general market national or regional network shall be excluded from National Orders. It is further agreed that all beer accounts emanating from outside the MSA for each Station shall be included


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as National Orders and Representative shall be compensated at a rate of 7.5% of net on all beer orders.

(c) Exclusivity. During the Term, (i) except for those stations already under contract for representations or unless waived by the President of SBS, Representative shall not represent any other Spanish language radio station located within the Local Area of any Station and (ii) Station shall not retain or employ any third party to represent Station in the sale of Time to parties located outside of the Local Area for such Station. Station shall promptly advise trade publications, national advertisers, and advertising agencies that Representative is the exclusive national representative for such Station. It is also agreed that Representative may also so inform such parties and, generally, may refer to its exclusive national representation of Station in its advertising and promotional materials and activities. Station shall make references to Representative in its listing in Standard Rate and Data Service (if customary), on its rate cards and in all other advertising or promotional material for Station when appropriate.

(d) Non-Circumvention. If any advertiser, individual, buying service or agency outside of the Local Area of Station contacts Station, directly or indirectly through a third party, for the purpose of buying Time on Station directly or through a third party, SBS or Station shall promptly inform Representative of such fact and shall notify the advertiser, buying service or agency that the advertising schedule be placed through Representative at the same rates on the same terms and conditions as are normally available directly from Station. Nevertheless, if any order for national Time is actually placed other than through the Representative, Station shall pay Representative commissions on such order in accordance with Section 4.

(e) Right of First Refusal. If, during the Term, Station acquires a controlling interest in, or the right to operate, any other radio station or radio network, Station shall promptly notify Representative of such fact and Representative shall have a right of first refusal to enter into an exclusive representation agreement therewith. In accordance with industry practice, such representation may require a "buyout" of existing representation.

3. Cooperation. Station and Representative agree to cooperate with each other to the extent necessary in order to permit each other to perform duties under this Agreement and, in this regard, to supply the other from time to time with all current information relating to each other's activities.

4.  Commissions.

(a) General. Station shall pay commissions to Representative in accordance with this Section 4 on all Time orders obtained by Station during the Term from parties located outside of the Local Area for such Station ("National Orders"), whether or not obtained by or through Representative. A Station's obligation to pay commissions shall be in effect for the full duration of any National Order, even if such duration extends beyond the Term. For purposes of this Agreement, National Order is defined in National Time Sales collected. See Addendum No. 1 letter dated February 11, 1997 from Joseph Garcia to Debbie Schwartz.


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(b)  Commission Rates.

(i) The base commissions payable to Representative shall be at a rate of 15% of Station's net (that is, the Station's gross less customary agency commissions) on all National Orders.

(ii) If, in any year, National Orders collectively for the Station Group exceed the previous year's National Orders by an amount in excess of 12.5%, then Representative will be paid commissions at a rate of 17.5% (applicable to all National Orders scheduled to be broadcast in that year).

(iii) If, in any year, National Orders collectively for the Station Group exceed the previous year's National Orders by an amount in excess of 17.5%, then Representative will be paid commissions at a rate of 20% (applicable to all National Orders scheduled to be broadcast in that year).

(c) Monthly Statements. Station shall furnish Representative, on or before the 15th day of each month during the Term (and thereafter to the extent that commissions are payable pursuant to the second sentence of Section 4(a)), with a statement in reasonable detail of its gross and net on all National Orders (by national advertisers) during the immediately preceding month.

(d) Payments. During the Term (and thereafter to the extent that commissions are payable pursuant to the second sentence to Section 4(a)), Station shall, within twenty (20) days of the end of each calendar month, pay to the Representative all commissions owed by it to Representative for that month. SBS shall be jointly and severally liable with Station for the commissions payable to Representative by such Station.

(e) No Liability; Payment Forwarding; Offset. It is understood that the Representative shall be acting strictly as an agent, and not as a principal or guarantor, under this Agreement. Accordingly, Representative shall have no liability to SBS or any Station for any payments or other obligation due any advertiser, advertising agency, media buyer or other party, including, without limitation, any with respect to any unwired network orders. If Representative receives from any party payment for any Station's broadcasts, Representative shall forward payment to the Station, provided, however, that if any amounts payable to Representative pursuant to this Section 4 are then past due, Representative shall have the right to withhold payment to Station of any such payment received, including any unwired network monies, to the extent of the amounts then owed Representative, and to apply such amounts to the payment of the commissions owed Representative.

5. Prior Representatives. Station shall indemnify, defend and hold harmless Representative and its officers, directors, employees, agents and shareholders from and against any loss, liability, cost or expense, including, without limitation, reasonable attorneys' fees and disbursements, which any of them may suffer or incur in connection with any claim, action, suit or proceeding brought by any prior representative or other third party which provided any services to SBS or any Station comparable to those to be performed by Representative hereunder (a "prior representative") arising from the (i) termination or breach of any contract or understanding


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between Station and any such prior representative or (ii) the execution or performance of this Agreement.

6.  Certain Remedies of Representatives.

(a) Transfer of a Station. If Station sells all or substantially all of the assets or business, through the sale of securities, merger or any other transaction, transfers the ownership or control of any Station to any party (a "transferee") other than SBS or one of its controlled subsidiaries:

(i) The transferee shall execute and deliver to Representative a written instrument satisfactory to Representative by which the transferee shall assume all of the obligations of SBS and such Station under this Agreement with respect to the such Station or

(ii) Station shall pay to Representative an amount equal to (A) the average monthly commissions earned by Representative hereunder during the 12 complete broadcast calendar months preceding such transfer (or if Representative has not yet represented such Station for a full 12 broadcast calendar month, applicable prior national gross billing shall be used to derive average monthly commissions) multiplied by (B) the number of broadcast calendar months then remaining in the Term and any applicable notice period, plus two months. On receipt by Representative of such payment, this Agreement shall terminate and be of no further force or effect with respect to such Station.

(b) Liquidated Damages for Breach. The parties agree that the Representative's agreement to provide the representation services contemplated by this Agreement shall involve a commitment of its resources that will not be economically feasible should Station fail to perform their obligations under this Agreement. The parties also agree that any such failure by Station would cause damages to Representative that would be difficult to determine accurately. Therefore, with the intention of providing a fair and reasonable formula to calculate such damages in an amount which would not be disproportionate to the presumed loss, it is agreed that, if Station breaches this Agreement, Station shall pay to Representative as liquidated damages, and not as a penalty, an amount equal to
(A) the average monthly commissions earned by Representative hereunder during the 12 complete broadcast calendar months preceding such breach (or if Representative has not yet represented such Station for a full 12 broadcast calendar months, applicable prior national gross billing shall be used to derive average monthly commissions), multiplied by (B) the number of calendar months then remaining in the Term and any applicable notice period, plus two months. On receipt by Representative of such payment, this Agreement shall terminate and be of no further force or effect.

(c) Payment of Accrued Commissions and Costs. The termination of this Agreement for any reason shall not affect the obligation of Station or Representative to pay all commissions or monies owed or accrued through the date of termination in accordance with the payment terms set forth in this Agreement. If any party is required to take any steps, including, without limitation, the institution of any action, suit or proceeding, to collect any amounts owed to it under this Agreement, the prevailing party shall be entitled to costs and expenses, including,

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without limitation, reasonable attorneys' fees and disbursements, incurred in connection with such steps.

7.  Arbitration.

(a) General. Any controversy or claim between Station and Representative arising out of or relating to this Agreement shall be finally resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in New York, New York. The parties further agree that (i) the arbitrators shall be empowered to include arbitration costs and attorney fees in the award to the prevailing party in such proceedings and (ii) the award in such proceedings shall be final and binding on the parties. The arbitrators shall apply the law of the State of New York, exclusive of conflicts of laws principles, to any dispute. Judgment on the arbitrators' award may be entered in any court having the requisite jurisdiction. Nothing in this Agreement shall require the arbitration of disputes between the parties that arise from actions, suits or proceedings instituted by third parties.

(b) Consent to Jurisdiction; Service of Process. Each party irrevocably submits to the jurisdictions and venues of the arbitration described in section 9(a) and to the jurisdiction and venue of federal and state courts sitting in New York, New York, for the enforcement of any judgment on the arbitrators' award and waives any objection it may have with respect to the jurisdiction of such arbitration or courts or the inconvenience of such forums or venues. Representative appoints Messrs. Christy & Viener, 620 Fifth Avenue, New York, New York 10020, U.S.A., Attention: Laurence S. Markowitz, Esq. and SBS appoints as their respective attorney-in-fact and authorized
agents solely to receive on their behalf, service of any demands for, or any notice with respect to, arbitration hereunder or any service of process. Service on either of such attorneys-in-fact may be made by registered or certified mail or by personal delivery, in any case return receipt requested, and shall be effective as service on Representative and SBS, as the case may be. Nothing herein shall be deemed to affect any right to service any such demand, notice or process in any other manner permitted under applicable law.

8.  Miscellaneous.

(a) Entire Agreement; Amendments; No Waivers. This Agreement, together with Schedules A and B and each Station Contract, sets forth the entire understanding of the parties with respect to its subject matter and merges and supersedes all prior and contemporaneous understandings of the parties with respect to its subject matter. No provision of this Agreement may be waived or modified, in whole or in part, except by a writing signed by each of the parties. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such or any other provision. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.

(b) Communications. All notices, consents and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given
(a) when delivered by hand or by Federal Express or a similar overnight courier to, (b) five days after being deposited in any United States Post Office enclosed in a postage paid, registered or certified mail envelope addressed to, or (c) when successfully transmitted by facsimile (with a confirming copy of such communication to be sent as provided in (a) or (b) above) to, the party for whom intended, at the address or facsimile number for such party set forth below, or to such other address or facsimile as may be furnished by such party by notice in the manner provided herein; provided, however, that any notice of change of address or facsimile number shall be effective only upon receipt.

If to Representative:

Caballero Spanish Media, L.L.C.
261 Madison Avenue
New York, New York  10016
Attention:  Eduardo Caballero, Chairman
Telecopier Number:  (212) 697-5934

If to Station:

Spanish Broadcasting System
26 West 56th Street
New York, New York  10019
Attention:  Raul Alarcon, President
Telecopier Number:  (212) 541-6904

(c) Successors and Assigns. This Agreement shall be binding on, enforceable against and inure to the benefit of, the parties and their respective successors and assigns and nothing herein is intended to confer any right, remedy or benefit upon any other person.

(d) Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York. Applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

(e) Severability. If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall be affected thereby, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

(f) Non-Agency. For all purposes of this Agreement, each party shall be an independent contractor, and not an agent, partner, or joint venturer of the other.

(g) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and of the same instrument.

(h) Construction. Headings used in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References to Sections and Schedules are to sections and schedules of this Agreement. As used herein, the singular includes the plural and the masculine, feminine and neuter gender each includes the others where the context so indicates.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SPANISH BROADCASTING SYSTEM


By:
Its:

CABALLERO SPANISH MEDIA, L.L.C.


By:
Its:

SPANISH BROADCASTING SYSTEM


CORPORATE HEADQUARTERS
26 WEST 56TH STREET
NEW YORK, NEW YORK  10019
212/541-9200
TELEFAX 212/541-9236

February 11, 1997


Via Fax:  212-936-0750

Ms. Debbie Schwartz
Vice President/Treasurer
Interep
100 Park Avenue, 5th Floor
New York, NY  10017

Dear Ms. Schwartz:

In anticipation of our conference call, I am sending you an outline describing the reporting procedures which I feel will meet our mutual needs.

The reporting system is designed around a tracking number which is your order number. This order number will appear on all documentation that is sent to you from our stations for every sales order received.

Interep/Caballero will receive on a monthly basis:

1. Copy of orders as they are generated and sent to customers by station. (Item
A)

2. Copy of invoice sent to customer by station. This is due on the 10th of the month following the broadcast month. (Item B)

3. Monthly recap by station of orders ran and invoiced by rep order number, invoice number, net billing, agency, product, and accrued commissions due Interep/Caballero. This is due on the 10th of the month following the broadcast month. (Item C).

4. Monthly recap on collections received by rep order number, invoice number, invoice amount, payment received, commissions due, plus check for the total of this report. This is due on the 10th of the month following the broadcast month. (Item D). National aging by station will accompany this report.

5. Discrepancy report (if any) by order number, invoice number, invoice amount, amount received and reason for difference. (Item E)

6. (Optional) Bottle of Dom Perignon to be sent to Raul Alarcon at year end upon meeting sales goals. SBS will reciprocate.

This letter will serve as addendum number one to the Master Representation Agreement dated February 3, 1997 between Caballero Spanish Media, L.L.C. and Spanish Broadcasting System, Inc. and referred to on page 4 of said agreement and will apply individual station agreements as well. For the purposes of this agreement national orders means national sales collected.

Thank You Very Much,


Joseph A. Garcia

Agreed To By:





Caballero Spanish Media, L.L.C.

cc:  Raul Alarcon
Carroll Larkin


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